EXHIBIT 21.1

JOURNEY MEDICAL CORPORATION

List of Subsidiaries

Subsidiaries of Journey Medical Corporation at December 31, 2021, with jurisdiction of incorporation or formation:

●	JG Pharma Inc. (Delaware)